SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

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                                 CNB CORPORATION
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April 21, 2006




Greetings CNB Shareholders:

In the past several months good results have been achieved at Conway National Bank. Deposits are up, loans are up, profits are up and shareholders' equity is up. We have implemented some new loan procedures and have adopted some new technologies that enable us to provide better service to our customers. We have had some promotions and some personnel policy changes that have pleased our employees. I have complete confidence in Buck Cutts as Chairman of the Board, Phil Hucks as President and Chief Executive Officer, and Paul Dusenbury as Executive Vice President and Chief Financial Officer. Your bank is postured for continued strong growth.

Your company's board of directors has nominated four candidates to serve as directors of CNB Corporation: Paul Dusenbury, George Goldfinch, Russell Holliday and me. This slate of director candidates, as you have seen in previous information, is made up of well qualified and dedicated individuals with extensive business and community involvement in Horry County. It is my recommendation that shareholders vote to elect these capable leaders.

Thank you for your support of CNB Corporation. Please show your continued support by returning the enclosed BLUE proxy form which will be voted for the board of directors' nominees: Paul Dusenbury, George Goldfinch, Russell Holliday and me to the CNB Corporation Board of Directors. My direct phone number is 843-488-8233 and my mobile number is 843-902-8004. I will be pleased to receive questions or comments from you.

Sincerely,



William R. Benson
Senior Vice President and Director

WRB/vh